Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

In conjunction with the Annual Report to Shareholders on Form N-CSR of Kelmoore Strategy® Variable Trust (the “Registrant”) for the fiscal period ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Ralph M. Kelmon, Serving in the Capacity of Chief Executive Officer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 30, 2008	/s/ Ralph M. Kelmon
Ralph M. Kelmon, Serving in the Capacity of Chief Executive Officer (principal executive officer)

In conjunction with the Annual Report to Shareholders on Form N-CSR of Kelmoore Strategy® Variable Trust (the “Registrant”) for the fiscal period ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Tamara Wendoll, Serving in the Capacity of Treasurer of the Registrant, hereby certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: April 30, 2008	/s/ Tamara Wendoll
Tamara Wendoll, Serving in the Capacity of Treasurer (principal financial officer)